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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2003

                            HOUGHTON MIFFLIN COMPANY
                    (Exact Name of Registrant Specified in Charter)

       Massachusetts                  333-105746                 04-1456030
(State or Other Jurisdiction         (Commission            (I.R.S. Employer
     of Incorporation)               File Number)          Identification No.)

222 Berkeley Street, Boston, Massachusetts           02116-3764
(Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code: (617) 351-5000

    N/A
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(Former Name or Former Address, if Changed Since Last Report)

                                   Page 1 of 5
                         Exhibit Index appears on Page 5

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ITEM 5.           OTHER EVENTS AND REQUIRED FD DISCLOSURE.

NEW HOLDING COMPANY DEBT OFFERING

         HM Publishing Corp. ("Holdco"), a newly formed parent company of Houghton Mifflin Company (the "Company"), has entered into an agreement for the sale of $265.0 million aggregate principal amount at maturity ($150.9 million gross proceeds) of its 11.5% Senior Discount Notes due 2013 (the "Notes"). The Notes will rank equally with all of Holdco's future unsecured senior debt and senior to Holdco's future subordinated unsecured debt. Interest will accrue on the Notes in the form of an increase in the accreted value of such Notes prior to October 15, 2008. Thereafter, cash interest on the Notes will accrue and be payable semiannually, commencing on April 15, 2009, at a rate of 11.5% per annum. The Notes will have an initial accreted value of $569.60 per $1,000 principal amount at maturity of Notes. The accreted value of each Note will increase from the date of issuance until October 15, 2008, at a rate of 11.5% per annum such that the accreted value will equal the principal amount at maturity on October 15, 2008.

         It is anticipated that the net proceeds from the offering will be used to pay a dividend on Holdco's common stock to Houghton Mifflin Holdings, Inc. ("Parent") the parent company of Holdco, which in turn will pay a dividend on its common stock to its common stockholders.

         The Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under, or an applicable exemption from the registration requirements of, the Securities Act or any applicable state securities laws.

EMPLOYMENT AGREEMENT WITH ANTHONY LUCKI

         The Company entered into an employment agreement with Anthony Lucki on September 17, 2003 under which Mr. Lucki will serve as the Company's and Holdco's President and Chief Executive Officer. The employment agreement provides for a three year term beginning on October 1, 2003, but the term is automatically extended for successive one-year terms unless either party gives written notice to the contrary at least 90 days prior to the expiration of the current term. Under the terms of the employment agreement, Mr. Lucki will be paid an annual base salary of at least $600,000, subject to increase from time to time by the Company's board of directors. Mr. Lucki is also eligible to receive an annual bonus of up to 100% of his base salary. The Company also agreed to pay Mr. Lucki a starting bonus equal to $554,167. In addition, the Company agreed to provide Mr. Lucki with an initial grant of options under the Company's management equity plan upon its adoption, term life insurance coverage equal to $3,000,000 and employee benefits comparable to those provided to other senior executives of the Company.

         In the event the Company terminates the employment agreement for any reason other than cause or if Mr. Lucki terminates his employment for good reason, as defined in the agreement, Mr. Lucki will be entitled to severance benefits equal to 18 months of his then-current base salary and continued contributions by the Company to the cost of Mr. Lucki's participation in the Company's medical and dental plans for up to 18 months after termination. The foregoing amounts will be reduced by any benefits payable to Mr. Lucki under any other severance agreement. If the Company terminates the employment agreement prior to October 1, 2003 for any reason, Mr. Lucki will be entitled to a payment of $1,000,000.

         The employment agreement also contains standard provisions relating to confidentiality and assignment of intellectual property rights. In addition, Mr. Lucki agreed that during his employment with the Company and for 12 months after his employment with the Company terminates, he will not compete with, or solicit employees or clients of, the Company or any of its affiliates. In connection with his employment agreement, Mr. Lucki will also be nominated for election to the board of directors of the Company, and has agreed to serve as director of any other affiliated company if so requested.

         The foregoing description of the employment agreement with Mr. Lucki is qualified in its entirety by reference to such employment agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

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RESIGNATION OF DAVID CARON

         Effective November 1, 2003, David Caron, the Senior Vice President and Chief Financial Officer of the Company, will resign. Sylvia Metayer will oversee the Company's financial activities and functions while the Company searches for a chief financial officer. The Company recently amended David Caron's retention agreement to accelerate the availability of his retention bonus and make available certain health benefits if his employment terminates after October 31, 2003. The foregoing description of the amendment to Mr. Caron's retention agreement is qualified in its entirety by reference to such amendment, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

AMENDMENT TO SYLVIA METAYER'S EMPLOYMENT ARRANGEMENTS

         On September 15, 2003, the Company and Sylvia Metayer agreed to an amendment of Ms. Metayer's employment arrangements to (a) appoint Ms. Metayer as Acting Chief Executive Officer of the Company, in addition to her current positions, effective as of July 1, 2003; (b) increase Ms. Metayer's base salary to $400,000 per year, retroactive to July 1, 2003; (c) provide for a payment to Ms. Metayer of $170,000, payable after January 1, 2004, provided that Ms. Metayer is employed by the Company on December 31, 2003; (d) in the event Ms. Metayer continues as Acting Chief Executive Officer after December 31, 2003, provide for additional monthly payments of $28,333 for each month that she continues as Acting Chief Executive Officer; and (e) provide for a grant of options under the Company's management equity plan upon its adoption. The amendment also provides for an increase in the amount of Ms. Metayer's deferred retention bonus, changes in the payment terms of such bonus and an additional payment to Ms. Metayer in the event she terminates her employment with the Company for any reason during a specified time period. In addition, the Company entered into an agreement with Ms. Metayer on September 17, 2003 that provides for increased severance benefits and additional restrictive covenants relating to confidentiality, assignment of intellectual property rights, noncompetition and non-solicitation in the event she remains employed by the Company on and after July 1, 2004. The foregoing description of the amendment to Ms. Metayer's employment agreement is qualified in its entirety by reference to such amendment, which is filed as Exhibit 10.3 hereto and incorporated by reference herein. The foregoing description of the September 17, 2003 agreement between Ms. Metayer and the Company is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

ELECTION OF NEW DIRECTORS

         On September 17, 2003, James Levy and Michael Ward were appointed as directors for each of the Company, Holdco and Parent. Mr. Levy previously held positions with Riverdeep Group PLC, including as a member of Riverdeep's board of directors, and Harcourt, Inc. Mr. Ward is currently an executive vice president with Bain Capital Partners, LLC.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (c) Exhibits.

         10.1 Employment Agreement dated as of September 17, 2003 between Houghton Mifflin Company and Anthony Lucki.

         10.2 Amendment to Retention Agreement dated as of July 25, 2003 between Houghton Mifflin Company and David Caron.

         10.3 Amendment to letter of employment dated as of September 15, 2003 between Houghton Mifflin Company and Sylvia Metayer.

         10.4 Agreement dated as of September 17, 2003 between Sylvia Metayer and Houghton Mifflin Company.

                                     - 3 -
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               HOUGHTON MIFFLIN COMPANY

                                               By: /s/ David R. Caron
                                                   Name: David R. Caron
                                                   Title: Senior Vice President
                                                          and Chief Financial
                                                          Officer


Dated: October 1, 2003

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                                  EXHIBIT INDEX

EXHIBIT                           DESCRIPTION
-------                           -----------
10.1        Employment Agreement dated as of September 17, 2003 between Houghton
            Mifflin Company and Anthony Lucki.

10.2        Amendment to Retention Agreement dated as of July 25, 2003 between
            Houghton Mifflin Company and David Caron.

10.3 Amendment to letter of employment dated as of September 15, 2003 between Houghton Mifflin Company and Sylvia Metayer.

10.4        Agreement dated as of September 17, 2003 between Sylvia Metayer and
            Houghton Mifflin Company.

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